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                              SHOWCASE CORPORATION
                                     PROXY
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD AT 4115 HIGHWAY 52 NORTH, SUITE 300,
                         ROCHESTER, MINNESOTA 55901-0144
                      ON FEBRUARY 26, 2001, AT 10:00 A.M.




SHOWCASE CORPORATION                                                      PROXY
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Kenneth H. Holec and Craig W. Allen and each of them, with full power of substitution, are hereby authorized to represent and to vote and act with respect to all stock of the undersigned at the Special Meeting of Shareholders of ShowCase Corporation on February 26, 2001 and any adjournment or adjournments thereof, as designated herein upon the proposal set forth herein, as set forth in the Joint Proxy Statement/Prospectus, and, in their discretion, upon such other matters as may be properly brought before the meeting.

                          (Change of Address/Comments)



              (If you have written in the above space, please mark
            the corresponding box on the reverse side of this card)


                                SEE REVERSE SIDE





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                            *  FOLD AND DETACH HERE  *
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         SHARE AMOUNTS

   THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL (1), THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.


1. Approval and Adoption of the Agreement     [ ] For  [ ] Against  [ ] Abstain
   and Plan of Merger, dated as of
   November 6, 2000, among SPSS Inc.,
   SPSS Acquisition Sub Corp., and ShowCase
   Corporation and of the merger contemplated thereby.


 [ ] CHANGE OF ADDRESS ON REVERSE SIDE

THIS PROXY IS SOLICITED BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS OF SHOWCASE CORPORATION. WHEN PROPERLY EXECUTED IT WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER BUT UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR PROPOSAL (1), THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

VOTE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                               Date
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                                              ---------------------------------
                                              Signature(s) in Box

                                              NOTE: Please sign exactly as name
                                              appears hereon, joint owners
                                              should each sign. When signing
                                              as attorney or guardian, please
                                              give full title as such.